EXHIBIT 10.3



ONE CNN CENTER, Box 105366. Atlanta. GA 30348-5366
(404) 827-1500

                                        August 15, 1995

Mr. Bruce J. Crowley
ACTV, Inc.
1270 Avenue of the Amedcas
Suite 2401 Rockefeller Center
New York, New York 10020

       Re: LA Project

Dear Bruce:

       Subject to your acceptance of the terms and conditions set forth in this letter, Cable News Network, Inc. ("CNN") is pleased to permit ACTV, Inc. and its wholly-owned subsidiary ACTV Entertainment, Inc. and the Los Angeles Interactive Network (collectively, "ACTV") to institute a test of ACTV's interactive television system technology utilizing interactive versions of certain CNN programs listed on Exhibit A, attached hereto, (the "Programs") in the LA Project consumer evaluation (the "Evaluation") being conducted by ACTV in no more than ten thousand (10,000) subscriber households served by Western Communication's Ventura County Cablevision (the "Test Area"). CNN will make the Programs interactive utilizing ACTV technology with all expenses incurred in such process being borne by ACTV.

       The purpose of the Evaluation is to more fully understand the commercial viability and potential applications of the ACTV Programming Technology as it applies to the Programs. ACTV and CNN will use the resulting research to consider the further development of regional interactive networks.

       In connection with the initiation of the Evaluation, please sign this letter below to acknowledge your agreement to and acceptance of the terms and conditions contained herein and return one (1) fully executed copy to me for our files.

CNN and ACTV agree as follows:

      1.    Background.
            ----------

            (a) ACTV is the owner of certain interactive television system technologies ("ACTV Programming Technology"), which includes patents, pending patent applications, and inventions owned by ACTV, proprietary technologies, programming methods, a programming language used to achieve functionality in ACTV programming, software programs used to detect and convert ACTV programming for display, and other trade secrets and know-how and proprietary technology relating to the ACTV Programming Technology.

            (b) CNN is involved in the production and delivery of television news programs and specifically produces the Programs.

            (c) ACTV and CNN desire to investigate the feasibility of delivering the Programs in an interactive format. The Evaluation in the Test Area provides a unique opportunity to explore such possibilities.

      2. CNN and ACTV agree to test the feasibility of producing the Programs in an interactive format using the ACTV Programming Technology. The parties agree to work together to explore and analyze the costs and benefits of enhancing the Programs in an interactive format.

      3.    Term. This Agreement shall commence upon the signing hereof by both
            ----
parties and shall continue until December 31, 1996, or unless earlier terminated in accordance with the provisions set forth herein.

      4.    CNN Signal and Participation. CNN shall retain exclusive control
            ----------------------------
over the Cable News Network television signal and the distribution thereof, including the vertical blanking interval (the "VBI lines") to be used in the Evaluation. Subject to CNN's absolute right of withdrawal from the Evaluation at any time in its sole judgment without liability or penalty, CNN agrees to make available for the Evaluation those VBI lines necessary for delivery of the ACTV Programming Technology The foregoing rights shall be conditional on the following:

            (a) CNN agrees to use reasonable efforts to provide notice to ACTV of the withdrawal of the use of such VBI lines whenever possible; and

            (b) Although the parties intend to discuss the feasibility of expanding the distribution of the ACTV enhanced Programs should the Evaluation determine that the production and distribution of the Programs in an interactive format is feasible and economical, CNN shall have no obligation to ACTV to expand the distribution or to continue the delivery to the Test Area beyond the term of this Agreement.

       5.    Editorial Control. CNN shall have complete editorial control over
             -----------------
the Programs and the enhanced information delivered on the VBI lines. ACTV shall procure at its cost all the necessary equipment for CNN so that CNN may produce and monitor all such text before and during telecast.

       6.    Program Production
             ------------------

             (a) CNN, with the technical assistance of ACTV, will develop interactive versions of the Programs. The interactive versions of the Programs may be:

                 (i)    enhanced versions of the Programs;

                 (ii) interactive programs or segments produced simultaneously with the Programs; or

                 (iii)  originally produced material.

             (b) ACTV shall be solely responsible for all of CNN's incremental costs incurred in producing the interactive versions of the Programs and delivering such Programs to the Test Area. This shall include, but not be limited to, the complete cost (salary and benefits) of CNN news staff assigned to this project, all hardware and software costs necessary to enhance the Programs and all incremental Program delivery costs.

             (c) The delivery schedule and the initial budgets for the creation of the interactive versions of the Programs shall be as mutually agreed upon by the parties hereto with the parties planning to complete design discussions by September 15, 1995. It is the intention of the parties that CNN shall initially produce one (1) hour of enhanced Programs, the "Phase I" Programs," as described on Exhibit A, seven (7) days a week. Should such programming prove successful, the parties, upon mutual consent, may expand such programming to the "Phase II" Programs and further to the "Phase III" Programs, each as described on Exhibit A. The parties will consult as to the appropriateness of expanding the number of enhanced Programs during each phase. ACTV acknowledges that it shall be responsible for all additional incremental costs, including, but not limited to, production and delivery costs associated with each additional Program in each phase which is enhanced for the Evaluation.

       7.    Cooperation.
             -----------

             (a) Each of the parties undertakes to the other that it will use its best endeavors to cooperate in the Evaluation.

             (b) Each of the parties undertakes to the other that it will promptly, fairly, reasonably and positively respond to the other's request for information and assistance and that it will keep the other informed at all times as to the progress of the Evaluation and any contingent, anticipated or present problems concerns or other matters.

             (c) Each party shall share technical information with the other concerning Evaluation results and anticipated technical changes which may affect the other in the performance of its duties hereunder as soon as possible.

       8.    LA Project Research and Regional Network Roll Out
             -------------------------------------------------

             (a) In consideration for making the Programs available and for producing the interactive versions of the Programs thereof for use in the Evaluation, CNN, ACTV will provide to CNN all its research and evaluation information concerning the development of the market for the ACTV interactive television service and on the reception of the Programs, on a periodic basis. CNN shall have the opportunity to work directly with ASI Market Research to design research relating to the Evaluation and specific to the business needs of CNN. This shall include, but not be limited to, CNN's right to submit questions for ASI Market Research to include in its research efforts related to the Evaluation and CNN shall have access to the results of those questions (in tabulated and raw data form).

       Without limiting the foregoing, ACTV agrees, to allow CNN to participate in focus group testing and have the results of those tests to the same extent as the other participants in the Evaluation. In addition, if CNN specifically requests, ACTV will use reasonable efforts to work with CNN to organize one CNN-sponsored focus group, with the understanding that CNN would share all costs associated with the focus groups with ACTV.

              (b) Should the production and distribution of the ACTV enhanced Programs prove feasible and economical and should ACTV expand the Evaluation or a similar service into additional regional networks, then CNN shall receive protection until December 31, 1997 in the form of a right of last refusal to be ACTV's exclusive provider of national and international news to all such networks.

              (c) If CNN decides to participate with ACTV in the roll out of regional interactive networks, ACTV and CNN shall agree to negotiate, in good faith, a royalty agreement and/or advertising split for use of CNN programming.

              (d) CNN will be given the opportunity to be an equity investor in any new regional interactive networks created by ACTV.

       9.    Confidentiality.
             ---------------

             (a) Each of the parties undertakes to the other that it will not directly or indirectly at any time make use of or disclose for its own benefit or for or to or on behalf of any person, firm or company any information which it or they may possess or be aware of or otherwise have acquired by reason of this Agreement and/or each party's performance of its respective obligations hereunder and relating to the technology processes, finances or business of either party or of any other person having dealings with any of them ("Confidential Information"). Notwithstanding the foregoing, the aforementioned restrictions on use and disclosure shall not apply to:

              (i) information developed independently by either party without reliance on Confidential Information of the other party;

              (ii) information generally available to the public;

              (iii) information rightly received from a third party without knowledge that such information is confidential; and

              (iv) information known prior to disclosure.

             (b) it shall not be deemed breach of this provision for either party to disclose Confidential Information if such disclosure is compelled or otherwise required by law or a court of competent jurisdiction.

       10.   Publication Responsibility. CNN shall procure and maintain, at
             --------------------------
all times during the production of the interactive versions of the Programs, insurance policies of the type customarily procured and maintained by producers of original material, including, but not limited to, workmen's compensation insurance and producers liability (errors and omissions) insurance. ACTV shall procure and maintain, at all times during the production of the interactive versions of the Programs, insurance policies of the type customarily procured and maintained by providers of original technology including, but not limited to, workmen's compensation insurance and producer's (errors and omissions) liability insurance.

       11.   Technological Responsibility. ACTV warrants that it has all
             ----------------------------
necessary patents, rights, licenses and consents for all hardware and software developed by it for use in the Evaluation and that the use of the same will not infringe the rights of any third party. ACTV agrees to indemnify CNN against all costs, claims, proceedings and demands in respect thereof.

       12.   Termination.
             -----------

             In addition to any other rights and remedies at law either party by giving written notice to the other may immediately terminate this Agreement where the other party has failed within three (3) days to remedy a material breach of this Agreement of which written notice was given.

       13.   Expenses.
             --------

             (a) In addition to any other obligations assigned hereunder, ACTV shall bear all the implementation costs related to the Evaluation, including, but not limited to, the master control, headend distribution, convertes boxes and basic research.

             (b) Except as otherwise set forth herein, each party shall bear its own "indirect costs" in support of creating and producing the interactive versions of the Programs. "Indirect costs" as to each party hereto shall include, but not be limited to, administrative and general overhead costs.

       14.   Standards
             ---------

       The physical appearance, content, format and overall quality of the ACTV enhanced information shall be of first class, professional quality equivalent to the information reported in the Programs similar to that contained in other programs being provided in the Evaluation.

       15.   Copyright
             ---------

       (a) ACTV expressly acknowledges that the copyright and title to the Programs belongs to and remains vested in CNN or its parent, subsidiaries or affiliates.

       (b) ACTV will at all times act to preserve and protect CNN's copyright in the Programs.

       (c) ACTV shall cooperate fully and in good faith with CNN for the purpose of securing and preserving the rights of CNN in and to all CNN programming, including but not limited to the Programs. CNN may commence or prosecute any claims or suits in its own name or in the name of ACTV or join ACTV as a party thereto. ACTV shall immediately notify CNN in writing of any infringements or imitations by others of such programming or articles similar to those covered by this Agreement, and CNN shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. ACTV shall not institute any suit or take any actions on account of any such infringements or imitations without first obtaining the written consent of the CNN so to do.

       16.   Imprints, Corporate Names, Trademarks and Service Marks
             -------------------------------------------------------

       Except as otherwise expressly provided in this Agreement, ACTV shall not use in any manner whatsoever any logo, trademark, service mark or other designation of CNN, its parent, subsidiaries or affiliated companies, without CNN's prior written consent.

       17.   License and use of ACTV Programming Technology
             ----------------------------------------------

             (a) ACTV shall disclose the ACTV Programming Technology to CNN and hereby grants CNN a royalty-free and paid up license to produce and distribute programming which utilizes the ACTV Programming Technology to enhance the Programs solely for purposes of the Evaluation in the Test Area. CNN's license to utilize the ACTV Programming Technology and to distribute the Programs enhanced by the ACTV Programming Technology shall commence as of the date hereof and shall terminate upon the termination of this Agreement.

             (b) After the termination of the Evaluation, the license granted in Paragraph 17(a) above shall terminate.

       18.   Assignment. ACTV shall not assign any of its rights or obligations
             ----------
hereunder in whole or in part to any other party, whether voluntarily or by operation of law, without the prior written consent of CNN, which consent shall not be unreasonably withheld. Any purported assignment without such prior written consent shall be null and void and of no force and effect.

       19.   Notices
             -------

       Except as may be otherwise expressly provided herein, any notices required or permitted hereunder shall be sufficient in writing and shall be deemed given if personally delivered or sent by telegram or by telecopy, or mailed by certified or registered mail, return receipt requested, at the respective addresses of the parties hereinabove set forth, or such other addresses as may be designated in writing by either party.

     If to ACTV:

            ACTV, Inc.
            1270 Avenue of the Americas
            New York, New York 10020
            Attention:  William C. Samuels
            Telephone:  (212) 262-2570
            Facsimile:  (212) 459-9548

     with a copy to:

            Gersten, Savage, Kaplowitz & Curtin
            575 Lexington Avenue
            New York, New York 10022
            Attention:  Jay M. Kaplowitz, Esq.
            Telephone:  (212) 752-9700
            Facsimile:  (212) 980-5192

     if to CNN:

            Cable News Network, Inc.
            One CNN Center
            Box 105366
            Atlanta, Georgia 30348-5366
            Attention:  Jon Petrovich
            Telephone:  (404) 827-2608
            Facsimile:  (404) 827-3181

     With a copy to:

            Turner Broadcasting System, Inc.
            One CNN Center
            Box 105366
            Atlanta, Georgia 30348-5366
            Attention:  General Counsel
            Telephone:  (404) 827-4390
            Facsimile:  (404) 827-1995

All notices by telegram shall be sent charges prepaid and shall be deemed effectively given upon delivery; all notices by telecopy shall be deemed effectively given upon confirmation of delivery. Any notice sent as provided herein, if by mail, shall be sent via certified or registered mail, return receipt requested or the local equivalent thereof. All notices mailed shall be deemed effectively given on the fifth (5th) day after mailing.

       20.   Representations, Warranties and Indemnification
             -----------------------------------------------

       (a) CNN represents and warrants that it has the right to enter into this Agreement and perform its obligations hereunden.

       (b) ACTV represents and warrants that it has the right to enter into this Agreement and fully perform its obligations hereunder, and that the ACTV information furnished in the Evaluation, except with respect to those portions that are supplied by CNN, and any promotional materials for the Evaluation created by or on behalf of ACTV, shall not violate or infringe upon the rights of any other person or entity or cause CNN to be subject to any liability whatsoever.

       (c) Each party hereby forever indemnifies and holds the other and its parent, sibling, and subsidiary corporations and all of their directors, officers, employees, agents, and assignees harmless from and against and releases them from any and all claims, actions, demands, costs, damages, liabilities and expenses (including, without limitation, costs of litigation and reasonable counsel fees, including an allocable portion of in-house attorney costs) resulting or arising from or incurred in connection with any breach or alleged breach by the other party of any representation or warranty contained in this Agreement or any material provision of this Agreement, provided that the party seeking indemnification gives the other party:

            (i) prompt written notice of any claim or litigation to which indemnification applies, and

            (ii) the opportunity to participate in and fully control the disposition (by compromise, settlement, or other resolution but excluding any admission of wrongdoing by the indemnified party) of such claim or litigation.

       (d) Any approvals given by CNN pursuant to this Agreement shall not be construed as an assumption of responsibility on the part of CNN for the content of or other matters related to, any item approved and shall not in any way limit CNN's right to indemnification hereunder.

       21.   Relationship of the Parties
             ---------------------------

       The status of the parties to this Agreement shall be that of independent contractors and nothing herein shall create any association, partnership, joint venture, or agency relationship between them.

       22.   Survival of Representations, Warranties and Indemnities
             -------------------------------------------------------

       All representations, warranties, and indemnities set forth in this Agreement shall survive the termination or expiration of this Agreement.

       23.   Headings
             --------

       The headings contained in this Agreement are inserted solely for convenience purposes and shall not affect the meaning or construction of this Agreement.

       24.   Waiver
             ------

       No waiver or failure by a party to enforce or insist upon strict compliance with any provision in this Agreement shall be deemed to constitute a waiver of the rights of said party to demand strict compliance with the terms hereof. No waiver by a party of any of the terms or conditions of this Agreement in any instance shall be deemed or construed to be a waiver of such term or condition in the future, or of any subsequent breach of said provision or any other provision in this Agreement. All rights and remedies contained in this Agreement shall be cumulative and shall not limit any other right or remedy to which a party may be entitled.

       25.   Governing Law
             -------------

       Regardless of the place of execution hereof, this Agreement, all amendments hereto, and any and all issues or controversies arising herefrom or related hereto, shall be governed by and construed exclusively in accordance with the laws and decisions of the State of Georgia applicable to contracts made, entered into and performed entirely therein. ACTV hereby consents to personal jurisdiction in and service of process by any competent state of federal court in the State of Georgia. Additionally, the parties hereto agree that the State of Georgia shall be the exclusive forum and situs for the resolution of any and all disputes, controversies or matters arising herefrom or related hereto. ACTV agrees that service of process by mail shall be effective service of same and such service shall have the same effect as personal service with the State of Georgia and result in jurisdiction over ACTV in the appropriate forum in the State of Georgia.

       26.   Severability
             ------------

       If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof and this Agreement shall remain in full force and effect and shall in no way be affected, unless to so continue this Agreement would unjustly prejudice any party hereto.

        27.  Construction
             ------------

        This Agreement shall be construed and interpreted without regard to any presumption or other rule requiring construction or interpretation against the party causing this Agreement to be drafted and the parties hereto acknowledge that all parties were equal in the drafting and wording of this Agreement.

        28.  Force Majeure
             -------------

        The parties hereto shall not be held liable or responsible for delay or failure to take any actions called for under this Agreement occasioned by force majeure or any cause beyond the control of the parties including, but not limited to, war; civil disturbances; fire; flood; earthquake; windstorm; unusually severe weather; acts or defaults of common carriers; accidents; strike or other labor trouble; lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; governmental laws, acts, regulations, embargoes or orders (whether or not such later prove to be invalid); or any other cause, contingency or circumstance within or without the United States; any of which shall release the parties from the performance of this Agreement.

        29.  Modifications and Amendments
             ----------------------------

        This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extentions of time for performance be granted, except by written instrument signed by both parties.

        CNN looks forward to working with ACTV in the continuance of our mutually beneficial relationship.

                                    Sincerely,

                                    CABLE NEWS NETWORK, INC.


                                    /s/ Jon Petrovich
                                    ----------------------------------
                                    Jon Petrovich
                                    Executive Vice President

ACCEPTED AND AGREED

ACTV, INC.

By:   /s/ William C. Samuels
   ------------------------------------

Its:  Chairman, CEO
    -----------------------------------

Date: August 16, 1995
     ----------------------------------

                               EXHIBIT A

                               PROGRAMS
                               --------

Phase I
-------

1.     NFL on Sunday
2.     Prime News


Phase II
--------

1.     Prime News
2.     Sports Tonight
3.     Calling On All Sports
4.     Inside Politics


Phase III
---------

1.     Moneyline
2.     Showbiz Today
3.     Talkback Live